SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |X|

Filed by the Party other than the Registrant |_| Check the appropriate box:

|X| Preliminary Proxy Statement
|_| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
|_| Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))

                               PIPELINE DATA INC.
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

    Payment of Filing Fee (Check the appropriate box): |X| No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1.   Title of each class of securities to which transaction applies:

     2.   Aggregate number of securities to which transaction applies:

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4.   Proposed maximum aggregate value of transaction:

     5.   Total fee paid:

|_| Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.   Amount previously paid:

     2.   Form, Schedule or Registration Statement No.:

     3.   Filing Party:

     4.   Date Filed:

                               PIPELINE DATA INC.
                  1515 Hancock Street, Suite 301, Hancock Plaza
                           Quincy, Massachusetts 02169


                  NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS
                         to be held on November 3, 2005

To the Stockholders:

     NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders (the "Meeting") of PIPELINE DATA INC., a Delaware corporation (the "Company"), will be held on November 3, 2005 at the Company's corporate offices located at 1515 Hancock Street, Suite 301, Hancock Plaza, Quincy, Massachusetts 02169 at 12:00 noon local time, for the following purposes:

     -- To elect seven (7) members of the Board of Directors to serve until the 2006 Annual Meeting of Stockholders, and until their successors have been duly elected and qualified;

     -- To approve an eight for one reverse stock split of the Company's issued and outstanding common stock, $.001 par value;

     --   To approve the adoption of the Company's 2005 Stock Option Plan;

     -- To ratify the appointment of Drakeford & Drakeford, LLC as the Company's independent auditors for the fiscal year ending December 31, 2005; and

     -- To transact such other business as may properly be brought before the Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on September 29, 2005 as the record date for the Meeting. Only stockholders of record on the stock transfer books of the Company at the close of business on that date are entitled to notice of, and to vote at, the Meeting.

     A complete list of our stockholders entitled to vote at the Meeting will be available for inspection at the Company's corporate offices at 1515 Hancock Street, Suite 301, Hancock Plaza, Quincy, Massachusetts 02169, during normal business hours for ten days prior to the Meeting. Our stockholder list also will be available at the Meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. WE URGE YOU TO PROMPTLY SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.

     ANY STOCKHOLDER GIVING A PROXY MAY REVOKE IT AT ANY TIME BEFORE THE PROXY IS VOTED BY GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE COMPANY, BY SUBMITTING A LATER-DATED PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                    By Order of the Board of Directors


                    /s/ Philip Chait
                    PHILIP CHAIT, Secretary


Dated:  _____________, 2005

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE THAT IS PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                               PIPELINE DATA INC.
                  1515 Hancock Street, Suite 301, Hancock Plaza
                           Quincy, Massachusetts 02169


                                 PROXY STATEMENT
                                       FOR
                       2005 ANNUAL MEETING OF STOCKHOLDERS
                                November 3, 2005


                                  INTRODUCTION

     This Proxy Statement and the accompanying proxy are being furnished to stockholders by the Board of Directors of Pipeline Data Inc., a Delaware corporation (the "Company"), in connection with the solicitation of the accompanying proxy for use at the 2005 Annual Meeting of Stockholders of the Company (the "Meeting") to be held on Thursday November 3, 2005 at the Company's corporate offices located at 1515 Hancock Street, Suite 301, Hancock Plaza, Quincy, Massachusetts 02169, at 12:00 noon, local time, or at any adjournments thereof.

     The principal executive offices of the Company are located at 1515 Hancock Street, Suite 301, Hancock Plaza, Quincy, Massachusetts 02169. The approximate date on which this Proxy Statement and the accompanying proxy will first be sent or given to stockholders is on or about October 7, 2005.

                        RECORD DATE AND VOTING SECURITIES

     Only stockholders of record at the close of business on September 29, 2005, the record date (the "Record Date") for the Meeting, will be entitled to notice of, and to vote at, the Meeting and any adjournments thereof. As of the close of business on the Record Date, there were 28,253,154 outstanding shares of the Company's common stock, $.001 par value (the "Common Stock"). Each outstanding share of Common Stock is entitled to one vote. There was no other class of voting securities of the Company outstanding on the Record Date. A majority of the outstanding shares of Common Stock present in person or by proxy is required for a quorum. VOTING OF PROXIES

     A stockholder may ensure that their shares are voted at the Meeting in accordance with the Board of Directors' recommendations by completing, signing, dating, and returning the enclosed proxy in the envelope provided. Submitting your proxy will not affect your right to attend the Meeting and vote in person. If the proxy is signed and returned without any direction given, shares will be voted in accordance with the recommendations of the Board of Directors as described in this Proxy Statement with respect to each of the proposals. Any stockholder giving a proxy may revoke it at any time before the proxy is voted by giving written notice of revocation to the Secretary of the Company, by submitting a later-dated proxy, or by attending the Meeting and voting in person.

     The Board of Directors is soliciting votes FOR election to the Board of Directors of its nominees, Messrs. Jack Rubinstein, MacAllister Smith, Kevin Weller, John Reeder, Harold Denton, Larry Goldstein and Michael Greenburg],FOR approval of the reverse stock split, FOR approval of the Company's 2005 Stock Option Plan and FOR approval of the appointment of Drakeford & Drakeford, LLC as its auditors. The Board of Directors urges you to sign, date, and return the enclosed proxy today.

     If you have any questions, or need any assistance in voting your shares, please call (617) 405-2600 and the Company's Secretary will be happy to help you.

     If your shares are held in "street-name", only your bank or broker can vote your shares and only upon receipt of your specific instructions. Please contact the person responsible for your account and instruct that individual to vote the proxy card as soon as possible.

                                     QUORUM

     In order to conduct any business at the Meeting, a quorum must be present in person or represented by valid proxies. A quorum consists of a majority of the shares of Common Stock issued and outstanding on the Record Date (excluding treasury stock). All shares that are voted "FOR", "AGAINST" or "WITHHOLD AUTHORITY" on any matter will count for purposes of establishing a quorum and will be treated as shares entitled to vote at the Meeting (the "Votes Present").

                                   ABSTENTIONS

     While there is no definitive statutory or case law authority in Delaware, the Company's state of incorporation, as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both: (i) the total number of Votes Present, for the purpose of determining whether a quorum is present; and (ii) the total number of Votes Present that are cast ("Votes Cast") with respect to a matter (other than in the election of the Board of Directors and ratification of independent auditors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner.

                                BROKER NON-VOTES

     The term "broker non-vote" refers to shares held in street name that are not voted with respect to a particular matter, generally because the beneficial owner did not give any instructions to the broker as to how to vote such shares and the broker is not permitted under applicable rules to vote such shares in its discretion because of the subject matter of the proposal, but whose shares are present on at least one matter. The Company intends to count such shares as Votes Present for the purpose of determining whether a quorum is present. With regard to the election of the Board of Directors, and the ratification of the selection Drakeford & Drakeford, LLC as the Company's independent auditors for the fiscal year ending December 31, 2005, the holder of record of shares of Common Stock held in street name is permitted to vote as it determines, in its discretion, in the absence of direction from the beneficial holder of the shares of Common Stock. With regard to the approval of the stock option plan and the reverse stock split, the holder of record of shares of Common Stock held in street name is not permitted to vote as they determine in their discretion, in the absence of direction from the beneficial holder of the shares of Common Stock.

                           VOTES REQUIRED FOR APPROVAL

     A plurality of the total Votes Cast by holders of Common Stock is required for the election of directors. A vote to "WITHHOLD AUTHORITY" for any nominee for director will be counted for purposes of determining the Votes Present, but will have no other effect on the outcome of the vote on the election of directors.

     A majority of the total Votes Cast by holders of Common Stock is required to approve the Company's Stock Option Plan and to ratify the selection of the Company's independent auditors for the fiscal year ending December 31, 2005. A vote to "ABSTAIN" will have no other effect on the outcome of the vote to approve the Company's Stock Option Plan or the ratification of Drakeford & Drakeford, LLC.

     A majority of the total shares of Common Stock outstanding as of the Record Date is required to approve the reverse stock split. A vote to "ABSTAIN" will have the same effect as a "NO" vote on the outcome of the vote to approve the reverse stock split.

                               SECURITY OWNERSHIP

     The following table sets forth information concerning ownership of the Company's Common Stock, as of the Record Date, by each person known by the Company to be the beneficial owner of more than five percent of the Common Stock, each director, each executive officer as defined in Item 402(a)(3) of Regulation S-K and by all directors and executive officers of the Company as a group. Unless otherwise indicated, the address for five percent stockholders, directors and executive officers of the Company is 1515 Hancock Street, Suite 301, Hancock Plaza, Quincy, Massachusetts 02169. The percentage of shares owned is based on 28,253,154 shares outstanding as of the Record Date.

                                                                                               Percentage
Name and Address of Beneficial Owner(1)                      Shares Beneficially Held          of Class

Chasm Holdings, Inc.
1515 Hancock St., Suite 301
Quincey, MA 92606.......................................            4,945,465(2)                  17.5%

Kevin J Weller
301 County Route 53
Brasher Falls, NY 13613.................................            2,923,057(3)                  10.3%

Nancy S. Weller
301 County Route 53
Brasher Falls, NY 13613.................................            2,931,000(4)                  10.4%

MacAllister Smith
1515 Hancock St, Suite 301
Quincy, MA  02169-5243..................................            3,093,051(5)                  10.9%

Kent Stiritz
191 PARK AVENUE
Arlington MA 02476......................................            2,206,760(7)                  7.8%

Jack Rubinstein
370 Clayton Road
Scarsdale, NY 10583.....................................            1,399,075(8)                  5.0%

Kevin Smith
405 Joanna Tae Court
Alpharetta, GA 30004....................................               94,436                       *

Lane P. Gordon
43 Adams Road
Framingham, MA 01702....................................              880,420                     3.1%

Philip E. Chait
14 Jean Road
Arlington, MA 02474.....................................              100,000                       *

Thomas W. Tesmer
835 Jacobs Ridge Lane
Cumming, GA 30040.......................................               62,493                       *

John Reeder
828 N Shore Road
Greensboro, VT  05841...................................              115,000                       *

Harold Denton
363 Wertsvill Rd
Ringoes, NJ  08551......................................              426,665                     1.5%

Larry Goldstein
Director
18 Johns Road - Strongs Neck
Setauket, NY  11733.....................................                 0                          *

Michael M. Greenberg
Director
31 Broken Tree Rd
Medway, MA  02053.......................................               89,366                       *

All Directors and Executive Officers as a Group
(14 persons) ...........................................             19,266,788                   68.2%

---------------------------

*    less than one percent.

(1) Each stockholder, director and executive officer has sole voting power and sole dispositive power with respect to all shares beneficially owned by it, unless otherwise indicated.

(2) Chasm Holdings is 50% owned by Catherine Brannon who is the sister of MacAllister Smith. The other 50% owner is Barbara Klein, Philip Chait's sister.

(3) Nancy Weller, Kevin Weller's wife, beneficially owns 2,931,000 shares of common stock issuable upon exercise of such options within 60 days hereof.
     Mr.  Weller  disclaims  beneficial  ownership  of the  shares  held by Mrs.
     Weller, except to the extent of his pecuniary interest therein.

(4) Kevin Weller, Nancy Weller's husband, beneficially owns 2,923,057 shares of common stock and options to purchase 177,779 shares of common stock with 60 days hereof. Mrs. Weller disclaims beneficial ownership of the shares held by Mr. Weller, except to the extent of her pecuniary interest therein.

(5)  Fali Rubinstein,  Mr.  Rubinstein's wife, owns 160,000 shares of restricted
     stock  issued  on  October  1,  2001  in   consideration  of  research  and
     administrative services.

                                   PROPOSAL I
                       ELECTION OF THE BOARD OF DIRECTORS

     The Board of Directors is currently composed of seven (7) directors elected for a term of office to expire at the succeeding annual meeting of stockholders of the Company after their election and until their respective successors are elected and qualified. At this Meeting, Jack Rubinstein, MacAllister Smith, Kevin Weller, John Reeder, Harold Denton, Larry Goldstein and Michael M. Greenburg - are being nominated to serve as Directors. The terms of the current directors are expiring at the Meeting. If elected, the term of the Board of Directors' nominees expire at the 2006 Annual Meeting, and when their respective successors are duly elected and shall have qualified.

     Unless otherwise specified, all of the Proxies received will be voted in favor of the election of Messrs. Jack Rubinstein, MacAllister Smith, Kevin Weller, John Reeder, Harold Denton, Larry Goldstein and Michael M. Greenberg. The directors shall be elected by a plurality of the votes cast, in person or by proxy, at the Meeting. Abstentions from voting and broker non-votes on the election of directors will have no effect since they will not represent Votes Cast at the Meeting for the purpose of electing a director. Management has no reason to believe that any of the Board of Directors' nominees will be unable or unwilling to serve as directors, if elected. Should any of the nominees not remain a candidate for election at the date of the Meeting, the proxies may be voted for a substitute nominee selected by the Board of Directors.

     The following table sets forth the ages and terms of office of the directors of the Company:

                                                                                                   Term of Office as
Name                                                                                        Age    Director Expires
Jack Rubinstein.......................................................................      57           2005
MacAllister Smith.....................................................................      42           2005
Kevin Weller..........................................................................      39           2005

John Reeder*..........................................................................      64           2005
Harold Denton*........................................................................      62           2005
Larry Goldstein* .....................................................................      62           2005
Michael M. Greenburg*.................................................................      49           2005
         .........
----------------------------------------------------
*     Independent Director

Recommendation of the Board of Directors

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF ITS NOMINEES.

     Jack Rubinstein, 57, has been our Chairman since inception. Mr. Rubinstein has been the general partner of DICA Partners, an investment hedge fund located in Hartsdale, New York, since the commencement of its operations in 1991. Mr. Rubinstein also acts as a management and financial consultant to various public companies in the telecommunications industry. He was a founding public board member of CD Radio, Inc. (Sirius Satellite Radio, Inc.) and aided in the funding of the Molloy Group, a help desk software developer. Mr. Rubinstein is also a founding member of The Capital Advisory Services, a consortium of consultants aiding the capital market needs of emerging private and smaller public companies.

     Mr. Rubinstein began his business career as a securities analyst with Shearson Hammill & Co., specializing in the electrical equipment and business services industries. After seven years as an analyst, he joined Bear Stearns & Co. where he was a Director, managing the proceeds of corporate insider securities sales. At Bear Stearns, he also managed the derivatives investments of several senior officers, as well as a few select individual clients. In 1988, Mr. Rubinstein joined Morgan Stanley & Co. where, in addition to serving corporate officers and select individual clients, he provided his expertise to private investment partnerships. Mr. Rubinstein is a graduate of Cornell University and received an MBA in Finance from New York University.

     MacAllister Smith, 42, has been our President, Chief Executive Officer and Director since March 2002. Mr. Smith has over fourteen years of experience in the merchant processing industry and has held ownership positions in three companies that have been merged with public corporations. Mr. Smith was most recently Regional Vice President of Nova Information Systems (NYSE:NIS) (employed from 1996 to 1998), a $2 billion corporation and one of the three largest credit card processors in the industry. He was President and CEO of Pinnacle Financial Technologies, Inc. (employed from 1994-1998), a nationally recognized firm and a pioneer in electronic benefits transfer programs. Pinnacle Financial Technologies, Inc. merged with Nova Information Systems in 1998. Mr. Smith was also co-founder and Senior Partner of AccesServices, Inc. ("AccesServices") (employed from 1997 to 1998). He was part of the team that designed and built a nationwide network processing switch for retail and online MasterCard, Visa, American Express and debit card transactions. AccesServices was sold to Digital Courier Technologies, Inc. (NASDAQ:DCTI) in 1999.

     Kevin J. Weller, 38, has been a director since August 2002. He has been president and director of NMSI since July 2001. Mr. Weller has over eight years of experience in the payment processing industry. His entry was in 1992 with Netcom Data Corp. ("Netcom" as a sales representative. He left Netcom in 1997. In August 1997, Mr. Weller co-founded Northern Merchant Services. Since 1997, he has consistently placed Northern Merchant Services at the top of Nova
Information System's ("NIS") MSP Program in new account acquisition. Northern Merchant Services amassed over 6,000 customers prior to its acquisition by Pipeline. Northern Merchant Services was also selected as 2002 Business of the Year by the St. Lawrence County Chamber of Commerce. Mr. Weller holds a degree in Business Administration from SUNY Canton. Mr. Weller is married to Nancy Weller, who is the Vice President of our subsidiary NMSI.

     John M. Reeder, 64, has been a director since September 28, 2005. From 1988 to the present, he has been the president of Peter D. Watson Agency, Inc., a large real estate brokerage firm in northern Vermont. From 1969 to 1973, he served as an officer and director of the gulf-coast regional insurance group, Gulf Central Group Inc., and as president of two of its subsidiaries, Edwards Insurance Agency Inc. and Indemnity Premiums Ltd.

     Mr. Reeder has served on numerous nonprofit boards, including Sterling College where he also served as treasurer, and is currently on the board of directors of the National Conference on Citizenship, a congressionally chartered, Washington D.C. based organization dedicated to the promotion of civic involvement in the United States.

     Harold Denton, 62, has been a director since September 28, 2005. From 1991 to the present, he has served as president of General Land Abstract Company, where he initially began his career there in 1981, the largest Title Insurance company in the state of New Jersey. General Land underwrote over $4 billion of Title insurance in 2004 and was acquired by First American Financial (FAF-NYSE) in the same year. Mr. Denton served as an Officer in the U.S. Navy subsequent to his graduation from the University of Michigan in 1965.

     Larry Goldstein, 62, has been a director since September 28, 2005 Since January 1974 to the present, Mr. Goldstein has been the president of "PIRA" (Petroleum Industry Research Associates). Mr. Goldstein is a prominent expert in the petroleum industry. He is a member of the National Petroleum Council (NPC) named by the Secretary of Energy. He is a steady contributor to NPC studies and has testified numerous times before various Congressional committees on legislative and regulatory issues. Mr. Goldstein is also a member of PIRINC's Board of Trustees and is a trustee of the Scientists Institute for Public Information. For the past two years, Mr. Goldstein has been a consultant to the Iraqi Coalition Provisional Authority on energy matters. Mr. Goldstein has been involved with the energy industry since his graduation from the City College of New York.

     Michael M. Greenburg 49 has been a director since September 28, 2005. He has been a practicing attorney since June of 1984. He is a 1983 graduate of
Pepperdine University School of Law. He served as an editor of the Pepperdine Law Review from 1982 through 1983 and has published two articles on constitutional law issues. He has been a member of the Massachusetts Bar since June of 1984, the Federal District Court for the District of Massachusetts since May of 1985, and the United States Supreme Court since April of 1991. For the first 10 years of his practice Mr. Greenburg worked as litigation counsel for varying individual and business concerns. From 1993 to the present he has been engaged in private practice with offices in Framingham, Massachusetts, with a focus on residential real estate transactions.

Committees of the Board

     Our board of directors has designated an audit committee, a compensation committee, and a nominating and corporate governance committee. The members of each committee are appointed by the board of directors and serve one-year terms.

Audit Committee

     Our audit committee consists of Hal Denton and Michael Greenberg. We believe that Hal Denton meets the requirements for a financial expert under the Sarbanes-Oxley Act and the rules of the Securities and Exchange Commission and is independent, as that term is defined under the American Stock Exchange listing requirements. Our audit committee is charged with the following responsibilities:

o the engagement, oversight and compensation of our independent public accountants;

o reviewing the plan, scope and results of the annual audit to be conducted by our independent public accountants;

o    pre-approving   services   provided  to  us  by  our   independent   public
     accountants;

o meeting periodically with our independent public accountants and our Chief Financial Officer to review matters relating to our consolidated financial statements, our accounting principles and our system of internal accounting controls; and

o reporting its recommendations as to the approval of our consolidated financial statements to our board of directors.


Compensation Committee

     Our compensation committee consists of John Reeder and Michael Greenburg. . The compensation committee determines our compensation policies and forms of compensation provided to our directors and officers. The compensation committee also reviews and determines bonuses for our officers and other employees. In addition, the compensation committee reviews and determines stock-based compensation for our directors, officers, employees and consultants and administrators our stock incentive plan.

     No interlocking relationship exists between our compensation committee and the compensation committee of any other company.

Nominating and Corporate Governance Committee

     Our nominating and corporate governance committee consists of John Reeder and Michael Greenburg. The nominating and corporate governance committee identifies, evaluates and recommends potential board and committee members. The committee also establishes and reviews board governance guidelines.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors and executive officers and persons who beneficially own more than 10% of our common stock (referred to herein as the "reporting persons") file with the Securities and Exchange Commission various reports as to their ownership of and activities relating to our common stock. Such reporting persons are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely upon a review of copies of Section 16(a) reports and representations received by us from reporting persons, and without conducting any independent investigation of our own, in 2004, all Forms 3, 4 and 5 were not timely filed with the Securities and Exchange Commission by such reporting persons.

Statement on Corporate Governance

     The  Company  is  committed  to  maintaining   high  corporate   governance
standards,   including  director   independence,   continuing  education,   and,
evaluation of CEO performance.

Director Orientation and Continuing Education

     The Company provides new Directors with a director orientation program to familiarize each new Director with the Company's business, significant financial, accounting and risk management issues, compliance, code of business conduct and ethics, corporate governance guidelines, principal officers and independent auditors.]

Code of Conduct and Ethics

     The Company has adopted a code of conduct and ethics (the "Code") that applies to all directors, officers and employees. The Code is reasonably designed to deter wrongdoing and promote (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) full, fair, accurate, timely and understandable disclosure in reports and documents filed with, or submitted to, the Securities Exchange Commission ("SEC") and in other public communications made by the Company, (iii) compliance with applicable governmental laws, rules and regulations, (iv) the prompt internal reporting of violations of the Code to appropriate persons identified in the Code, and (v) accountability for adherence to the Code. Amendments to the Code and any grant of a waiver from a provision of the Code requiring disclosure under applicable SEC rules will be disclosed on the Company's website at www.pipelinedata.com. The Code is also available on the Company's website referenced above.

Sarbanes-Oxley Act

     The Company has taken a number of measures to achieve compliance with the Sarbanes-Oxley Act. The Board of Directors, Officers, regional and district managers, and members of its finance and legal staffs receive regular updates on the Sarbanes-Oxley Act and Nasdaq regulations. The Company has enhanced its disclosure controls and procedures so that its periodic disclosures to the SEC are reviewed by many more persons than in the past. In addition, the Company has instituted a sub-certification procedure, that requires the appropriate responsible employees to review and certify full compliance with all internal controls and the accuracy of periodic reports to be filed with the SEC. The Audit Committee has instituted policies and procedures to pre-approve audit and non-audit services performed by Drakeford & Drakeford, LLC, the Company's independent auditors.

                            OTHER EXECUTIVE OFFICERS

     Kevin Smith, 37, has been our chief operating officer since May 13, 2004. He has been president and director of Pipeline Data Processing, Inc. since July 2004. Mr. Smith has over 14 years experience in the merchant processing industry. Mr. Smith was employed by Concord EFS (recently acquired by First Data Corp. (NYSE: FDC) from 1998 to 2004, serving as its Senior Vice President of ISO Sales and COO of Concord Payment Systems, a wholly owned subsidiary of Concord EFS. Mr. Smith was responsible for the wholesale credit card processing division, which included all aspects of operations and sales. Prior to that, Mr. Smith served as Operations Director for Bancard Systems of Irvine, CA from 1991 to 1998.

     Donald W. Gruneisen, 50, has been our chief financial officer since September 2002. He has been chief financial officer of NMSI since July 2001. Mr. Gruneisen has over 20 years of experience in the telecommunications industry, with expertise in the areas of finance, management, accounting and top executive corporate management. Mr. Gruneisen holds an MBA from Clarkson University in Accounting and Management Information Systems and is a Certified Public Accountant with twelve years experience as a corporate officer (including serving in the positions of chief executive officer/general manager). He has been the Treasurer and Director of Finance of NMSI since July 2001. From June 2000 to July 2001, Mr. Gruneisen was a consultant providing strategic guidance with specialization in billing, accounting, and tax issues associated with the telecommunications industry and financial management. From January 1999 to June 2000, he was a senior accountant at Whalen, Davey & Looney, LLP. From 1977 to 1998, he worked for Nicholville Telephone Company, a $3.5 million ESOP-owned local exchange carrier/utility. He started with Nicholville Telephone Company in 1977 as an accountant and accounting manager and ultimately became Chief Executive Officer, General Manager and Treasurer from 1990 to 1998. His duties included the management of wireless, network services and joint ventures, including the sale of interests within those areas.

     Philip Chait, 41, has been our secretary since March 2002. He has been secretary of SecurePay since March 2002. Mr. Chait has over ten years experience in the merchant processing industry and has held an ownership position in two companies that have been sold to national corporations. He was most recently the Assistant Clerk for Nova Information Systems (NYSE: NIS). He was Vice President and COO of Pinnacle Financial Technologies, Inc., a nationally recognized firm and a pioneer in electronic benefits transfer programs. Pinnacle Financial Technologies, Inc. merged with NIS in 1998. Mr. Chait also served as CFO and Senior Partner of Access Services, Inc. His team formed, designed and built a nationwide network processing switch for MasterCard, Visa, American Express and debit card transactions. Access Services, Inc. was sold to Digital Courier Technologies, Inc. (NASDAQ: DCTI) in 1999.

     None of our officers or directors are currently subject to any legal proceedings.

                             EXECUTIVE COMPENSATION


     The following table summarizes the cash compensation paid or to be paid by us, as well as certain other compensation paid or accrued, during the fiscal years ended December 31, 2004, December 31, 2003 and December 31, 2002 to our Chief Executive Officer and each of our four other most-highly compensated executive officers, which we refer to as our "named executive officers," in all capacities in which they served.

                           SUMMARY COMPENSATION TABLE

                                                                                           Long-Term Compensation
                                              Annual Compensation        Other Annual    Securities       All Other
                                              Salary           Bonus     Compensation    Underlying     Compensation
Name and Principal Position        Year       ($)             ($)(1)        ($)(2)         Options           ($)


MacAllister Smith
President and Chief Executive
Officer                            2004       122,227(3)         --             --        116,000(4)           --
                                   2003        70,854(3)         --             --        279,291(5)           --
                                   2002        78,029(3)         __             --        446,666(6)           --
Kevin Weller
Director and President,
Northern Merchant Services Inc.    2004       200,000         3,846         11,659
                                   2003       200,000         3,846          7,213
                                   2002                          --

Nancy Weller                       2004       150,000         2,885         10,694         32,368(7)           --
Vice President,
Northern Merchant Services Inc.    2004       150,000         2,885         10,694         32,368(7)           --
                                   2003       150,000         2,885          7,661         51,250(8)           --
                                   2002        53,726            --             --              --             --

Kevin Smith
Chief Operating Officer            2004       100,502            --        56,216(14)     13,755(9)
                                   2003             --            --            --              --              --
                                   2002             --            --            --              --              --
Philip Chait
Secretary                          2004       122,227             --            --         16,316(10)           --
                                   2003        70,854(11)         --            --         25,833(12)           --
                                   2002        70,000             --            --        100,000(13)           --
         .........

(1) The figures reported in the bonus column represent amounts earned and accrued for each year.

(2) Other than as disclosed herein, the aggregate amount of any perquisites or other personal benefits for any individual executive officer was less than $50,000 or 10% of the total annual salary and bonus for such officer, and is therefore not included in the above table.

(3)  Mr. Smith will receive annual  compensation of $240,000  commencing January
     1, 2006. During calendar year 2002, Mr. Smith was awarded 100,000 Shares of our common stock. This includes payments to Chasm Holdings for management services which are attributed to him.

(4)  On December 31, 2004,  Mr.  Smith was awarded  options to purchase  116,000 shares of common stock at an exercise price of $0.95.

(5)  On December 31,  2003,  Mr.  Smith was awarded  options to purchase  96,666 shares of common stock at an exercise price of $0.35.

(6)  On December 28,  2002,  Mr.  Smith was awarded  options to purchase  96,666 shares of common stock at an exercise price of $0.35. On June 28, 2002, Mr.
     Smith was awarded  100,000 shares of common stock in lieu of  compensation.
     On March 15, 2002, Mr. Smith was awarded options to purchase 350,000 shares of  common  stock at an  exercise  price of $0.40  to  replace  options  he received from SecurePay.com, Inc

(7) On December 31, 2004, Mrs. Weller was awarded options to purchase 32,368 shares of common stock at an exercise price of $0.95.

(8) On December 31, 2003, Mrs. Weller was awarded options to purchase 51,250 shares of common stock at an exercise price of $0.60.

(9)  On December 31,  2004,  Mr.  Smith was awarded  options to purchase  13,755 shares of common stock at an exercise price of $0.95.

(10) On December 31,  2004,  Mr.  Chait was awarded  options to purchase  16,316 shares of common stock at an exercise price of $0.95.

(11) Mr. Chait received  annual  compensation of $70,854 in 2003. of his salary.
     This includes payments to Chasm Holdings for management services which are attributed to him.

(12) On December 31, 2003, Philip Chait was awarded options to purchase 25,833 shares of common stock at an exercise price of $0.60.

(13) On June 28, 2002, Mr. Chait was awarded 100,000 shares of common stock in lieu of compensation.

Option Grants in Last Fiscal Year

     The following table sets forth information regarding stock options granted under our stock incentive plan in 2004 to each of our named executive officers.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                   Individual Grants
                                                               % of Total
                                        Number of             Options/SARs
                                  Securities Underlying        Granted in        Exercise or
Name                              Options/SARs Granted         Fiscal Year        Base Price        Expiration Date


MacAllister Smith              26,316 options                      3.9%        $0.95 per share   December 31, 2009
   President and Chief         29,895 options                                                    December 31, 2009
   Executive Officer           29,895 options                                                    December 31, 2010
                               29,894 options                                                    December 31, 2011


Kevin Weller                   26,316 options                      3.4%        $0.95 per share   December 31, 2009
                               24,913 options                                                    December 31, 2009
Director and President of      24,912 options                                                    December 31, 2010
     Northern Merchant         24,912 options                                                    December 31, 2011
     Services Inc.

Nancy Weller                   10,789 options                      1.1%        $0.95 per share   December 31, 2009
                               10,789 options                                                    December 31, 2010
Vice President of Northern     10,790 options                                                    December 31, 2011
Merchant Services, Inc

Kevin Smith                    250,000 options                    33.9%        $1.50 per share   May 13, 2010
Chief Operating Officer and     83,333 options                                 $1.75 per share   May 13, 2010
President of Pipeline Data     166,667 options                                 $1.75 per share   May 13, 2011
Processing, Inc                166,666 options                                 $2.00 per share   May 13, 2011
                                83,334 options                                 $2.00 per share   May 13, 2012
                               250,000 options                                 $2.25 per share   May 13, 2012
                                 4,585 options                                 $0.95 per share   December 31, 2009
                                 4,585 options                                 $0.95 per share   December 31, 2010
                               4,585 options                                   $0.95 per share   December 31, 2010

Philip Chait                   5,439 options                       0.6%        $0.95 per share   December 31, 2009
Secretary                      5,439 options                                                     December 31, 2010
                               5,439 options                                                     December 31, 2011



                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information concerning unexercised stock options held by the Named Executive Officers as of December 31, 2004.

                                Shares                      Number of Securities
                               Acquired                    Underlying Unexercised          Value of Unexercised
                                  on          Value        Options at 2004 Fiscal        In-the-Money Options at
                               Exercise     Realized             Year-End(#)           2004 Fiscal Year-End ($)(1)
            Name                 (No.)         ($)        Exercisable/Unexercisable     Exercisable/Unexercisable
MacAllister Smith             None         None                535,666/210,667              $222,726 / $22,720
President and Chief Executive
Officer
Kevin Weller                  None         None                177,779/179,942              $66,834 / $18,933
Nancy Weller                  None         None                 17,183/66,535                $4,100 / $8,200
Kevin Smith                   None         None                 -0-/1,013,755                  $ -0- / $-0-
Philip Chait                  None         None                 8,611/33,538                 $2,066 / $4,133
-------------------

Compensation of Directors

     No standard arrangement regarding compensation of the directors has been adopted by the board, and, except as noted below, we have not paid any compensation to any director.

     Mr. Rubinstein, our chairman of the board, is entitled to receive an incentive bonus and a performance bonus annually, as determined by the Board as well as a performance bonus for services rendered since 2002 of up to $180,000, payable in cash or in kind. On July 31, 2005, the board of directors approved an award to Mr. Rubinstein of 580,000 shares of our restricted common stock as compensation from 2002 through September as a performance bonus for assistance on merger transactions. On July 31, 2005, the board of directors approved the issuance to Mr. Rubinstein of 100,000 shares of restricted common stock as repayment of an accrued officer payable of $50,000. Mr. Rubinstein was issued the following stock options for his services as a director.


   Options Issued to
    Jack Rubinstein         Number options           Date Issued          Date of Vesting         Exercise Price
          2001                  350,000               10/18/01               10/18/01                 $0.40
          2002                  96,666                12/28/02               01/01/03                 $0.35
          2003                  66,667                12/31/03               01/01/04                 $0.60
          2004                  42,105                12/31/04               01/01/05                 $0.95

Options Issued to Kevin
   Weller as Director        Number options           Date Issued           Date of Vesting        Exercise Price
          2002                   96,668                 12/28/02                1/1/03                  $0.35
          2003                   41,667                 12/31/03                1/1/04                  $0.60
          2004                   26,316                 12/31/04                1/1/05                  $0.95

   Options Issued to
  MacAllister Smith as
        Director             Number options           Date Issued           Date of Vesting        Exercise Price
          2002                   96,666                 12/28/02                1/1/03                  $0.35
          2003                   41,667                 12/31/03                1/1/04                  $0.60
          2004                   26,316                 12/31/04                1/1/05                  $0.95


Employment Contracts

     MacAllister Smith is our chief executive officer. He has entered into an written employment contract effective January 1, 2006, pursuant to which he will be paid a salary of $240,000.00 and a bonus of 1% of the growth in our merchant portfolios. We have retained a third party industry appraiser to evaluate our portfolio in order to determine the base valuation upon which growth will be assessed. Pursuant to Mr. Smith's employment agreement, bonuses are payable in cash or stock. The agreement also provides that Mr. Smith will be issued 3,583,756 shares of our restricted common stock as compensation for his services merger related activity. Mr. Smith's employment agreement has a term of three years.

     Pursuant to a written employment agreement dated August 26, 2002, Mr. Kevin Weller was named a director of our company and president of our subsidiary NMSI. He is paid a salary of $200,000 per annum and is entitled to receive an incentive bonus up to an amount equal to his salary and a performance bonus as determined by the Board of Directors, upon meeting or exceeding certain financial, sales or other goals set forth by the Board of Directors. Mr. Weller's employment agreement has a term of four years.

     Pursuant to a written employment agreement dated April, 2004, Mr. Kevin Smith was named our chief operating officer and president of our subsidiary Pipeline Data Processing. He is paid a salary of $150,000 per annum. Mr. Smith was granted 200,000 shares of our restricted common stock to vest over a three year period. He was also issued 1,000,000 options issued in 250,000 lots at strike prices of $1.50, $1.75, $2.00 and $2.25, respectively. One-third of the options shall vest on the first anniversary date of the employment agreement, one-third shall vest on the second anniversary of the date of the agreement and one-third of which shall vest on the third anniversary of the date of the agreement. The term of the options shall be 5 years from vesting. Mr. Smith may also receive up to 1,000,000 options based on milestones including on-budget operations and the profitable implementation of our ISO division. The exercise price of the options shall be based on the trailing 5 day average stock price of our common stock on the date of the award. Mr. Smith's employment agreement has a term of three years.

     Pursuant to a written employment agreement dated July 1, 2004, Mr. Thomas Tesmer was named our chief technology officer. He is paid a salary of $150,000 per annum. Mr. Tesmer was granted 150,000 shares of our restricted common stock to vest over a three year period. He was also issued 1,500,000 options in 500,000 lots at strike prices of $1.50, $2.25 and $3.00, respectively. The first 500,000 option lot vests on the first three anniversary date of the employment agreement, the next 500,000 lot vests on the second anniversary of the date of agreement and the third 500,000 option lot vests on the third anniversary of the date of agreement. The term of the options shall be 5 years from vesting. Mr. Tesmer's employment agreement has a term of three years

                                   PROPOSAL II

                       APPROVAL OF THE REVERSE STOCK SPLIT

     The Board of Directors believes it would be in the best interests of the Company and its stockholders to effect a reverse stock split of eight shares of the Company's issued and outstanding Common Stock into one new share of Common Stock (the "Reverse Stock Split"). In this regard, the Board has unanimously approved, and recommends to stockholders that they approve, the Reverse Stock Split, as described herein. The Reverse Stock Split will be effected by the filing of an amendment to the Company's Certificate of Incorporation, which contains the changes relating to the Reverse Stock Split, substantially as set forth in Annex A to this Proxy Statement.

     If the Reverse Stock Split is approved, each eight shares of the Company's Common Stock would be changed into one share of Common Stock. The par value of the Common Stock would be changed to $.008 per share (from $.001 per share). Cash in lieu of fractional shares would be paid to the stockholders upon the sale of such fractional interest. The per share exercise price and the number of shares issuable upon exercise of outstanding warrants and options will be adjusted accordingly. The Company currently has outstanding warrants and options to purchase approximately 8,883,678 shares of Common Stock at a weighted average exercise price of $1.29 per share. If the Reverse Stock Split is approved, and assuming no other grants of warrants or options or exercises of outstanding warrants or options, the Company will have outstanding warrants and options to purchase approximately 1,110,460 shares of Common Stock at a weighted average exercise price of $10.31 per share.

Purposes of the Reverse Stock Split

     The Common Stock currently trades on the OTC Electronic Bulletin Board. The Board of Directors believes that a Reverse Stock Split may facilitate the listing of the Company's Common Stock on The American Stock Exchange ("AMEX"). In order to be eligible for listing on AMEX, a security must have a trading bid price of at least $3.00 for a sustained period. As of the Record Date, the minimum bid price of the Common Stock was $.90 per share, as reported by the OTC Electronic Bulletin Board. If effected, the Reverse Stock Split will reduce the number of shares of Common Stock issued and outstanding. The Board expects that such reduction will result in an increase in the bid price of the Common Stock to a level above the current bid price and to at least $3.00 per share. However, since there are numerous factors and contingencies that could affect the bid price of the Common Stock, there can be no assurance that such increase in the bid price will occur, or, if it occurs, that the bid price will be at least $3.00 per share for a sustained period. Moreover, there can be no assurance that even if the minimum bid price of the Common Stock is at least $3.00 for a sustained period, the Company will meet the other listing requirements for inclusion on AMEX. Accordingly, there can be no assurance that even if the Reverse Stock Split is approved, the Company's Common Stock will be approved for listing on AMEX.

     The Board of Directors also believes that, even if the Common Stock is not listed on AMEX, the Reverse Stock Split may improve the marketability and liquidity of the Common Stock because the anticipated increase in the per share price of the Common Stock should reduce the reluctance of many brokerage firms and institutional investors to recommend the Common Stock to their clients or to otherwise hold it in their own portfolios.

     The Board of Directors believes that some of the practices of the securities industry that may tend to discourage individual brokers within those firms from dealing in lower-priced stocks or lending funds (i.e. providing margin) to facilitate the purchase of such stocks have affected the per share price of the Common Stock. Some of those practices involve time-consuming procedures which make dealing in lower-priced stocks less appealing economically. Furthermore, the brokerage commission on a sale of lower-priced stock may also represent a higher percentage of the sale price than the actual brokerage commission on a higher-priced issue.

     The Board of Directors believes that a decrease in the number of issued and outstanding shares of Common Stock, in the absence of any material alteration in the proportionate economic interest in the Company held by its individual stockholders, may increase the aggregate market value of the outstanding shares. However, the Board makes no assurance that the market value of the Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split. Accordingly, there can be no assurance that the foregoing objectives will be achieved or that the market price of the Common Stock resulting upon implementation of the proposed Reverse Stock Split will be maintained for any period of time or that such market price will approximate eight times the market price before the proposed Reverse Stock Split.

Potential Effects of the Reverse Stock Split

     Pursuant to the Reverse Stock Split, each holder of eight shares of Common Stock, par value $.001 per share ("Old Common Stock"), immediately prior to the effectiveness of the Reverse Stock Split would become the holder of one share of Common Stock, par value $.008 per share ("New Common Stock"), after consummation of the Reverse Stock Split.

     Although the Reverse Stock Split will not, by itself, impact the Company's assets or prospects, the Reverse Stock Split could result in a decrease in the aggregate market value of the Company's equity capital. The Board of Directors believes that this risk is outweighed by the benefits of the Reverse Stock Split.

     If approved, the Reverse Stock Split will result in some stockholders owning "odd-lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

Increase of Shares of Common Stock Available for Future Issuance

     As a result of the Reverse Stock Split, there will be a reduction in the number of shares of Common Stock issued and outstanding, or held as treasury shares, and an associated increase in the number of authorized shares which would be unissued and available for future issuance after the Reverse Stock Split (the "Increased Available Shares"). The Increased Available Shares could be used for any proper corporate purpose approved by the Board of Directors of the Company including, among others, future financing transactions.

     Because the Reverse Stock Split will create the Increased Available Shares, the Reverse Stock Split may be construed as having an anti-takeover effect. Although neither the Board of Directors nor the management of the Company views the Reverse Stock Split as an anti-takeover measure, the Company could use the Increased Available Shares to frustrate persons seeking to effect a takeover or otherwise gain control of the Company.

Effectiveness of the Reverse Stock Split

     The Reverse Stock Split, if approved by the Company's stockholders, would become effective (the "Effective Date") upon the filing with the Secretary of State of the State of Delaware of a Certificate of Amendment of the Company's Certificate of Incorporation in substantially the form of the Reverse Stock Split Amendment attached to this Proxy Statement as Annex A. It is expected that such filing will take place on or shortly after the date of the Annual Meeting, assuming the stockholders approve the Reverse Stock Split. However, the exact timing of the filing of such Certificate of Amendment will be determined by the Board of Directors based upon its evaluation as to when such action will be most advantageous to the Company and its stockholders, and the Board of Directors reserves the right to delay the Reverse Stock Split Amendment for up to twelve months following stockholder approval thereof. In addition, the Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split Amendment if, at any time prior to filing such Reverse Stock Split Amendment, the Board of Directors, in its sole discretion, determines that it is no longer in the best interests of the Company and its stockholders.

     Commencing on the Effective Date, each Old Common Stock certificate will be deemed for all corporate purposes to evidence ownership of the reduced number of shares of Common Stock resulting from the Reverse Stock Split and any cash which may be payable in lieu of fractional shares. As soon as practicable after the Effective Date, stockholders will be notified as to the effectiveness of the Reverse Stock Split and instructed as to how and when to surrender their certificates representing shares of Old Common Stock in exchange for certificates representing shares of New Common Stock (and, if applicable, cash in lieu of fractional shares).

     On the Effective Date, the interest of each stockholder of record who owns fewer than eight shares of Common Stock will thereby be terminated, and he, she or it will have no right to vote as a stockholder or share in the assets of any future earnings of the Company.

Federal Income Tax Consequences

     The following is a summary of the material anticipated Federal income tax consequences of the Reverse Stock Split to stockholders of the Company. It should be noted that this summary is based upon the Federal income tax laws currently in effect and as currently interpreted. This summary does not take into account possible changes in such laws or interpretations, including any amendments to applicable statutes, regulations and proposed regulations, or changes in judicial or administrative rulings, some of which may have retroactive effect. The summary is provided for general information only, and does not purport to address all aspects of the range of possible Federal income tax consequences of the Reverse Stock Split and is not intended as tax advice to any person. In particular, and without limiting the foregoing, this summary does not account for or consider the Federal income tax consequences to stockholders of the Company in light of their individual investment circumstances or to holders subject to special treatment under the Federal income tax laws (for example, life insurance companies, regulated investment companies, and foreign taxpayers). This summary does not discuss any consequence of the Reverse Stock Split under any state, local or foreign tax laws.

     No ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding the Federal income tax consequences to the stockholders of the Company in connection with the Reverse Stock Split. Accordingly, each stockholder is encouraged to consult its tax adviser regarding the specific tax consequences of the proposed Reverse Stock Split to such stockholder, including the application and effect of federal, state, local and foreign taxes, and any other tax laws.

     The Board of Directors believes that the Reverse Stock Split would be a tax-free recapitalization to the Company and its stockholders. If the Reverse Stock Split qualifies as a recapitalization described in Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), (i) no gain or loss will be recognized by a stockholder of Common Stock who exchanges its Common Stock for new Common Stock, except that a holder of Common Stock who receives cash proceeds from the sale of fractional shares of Common Stock will recognize a gain or loss equal to the difference, if any, between such proceeds and the basis of its Common Stock allocated to its fractional share interests, and such gain or loss, if any, will constitute capital gain or loss if its fractional share interests are held as capital assets at the time of their sale, (ii) the tax basis of the New Common Stock received by holders of Common Stock will be the same as the tax basis of the Common Stock exchanged therefor, less the tax basis allocated to fractional share interests and (iii) the holding period of the new Common Stock in the hands of holders of New Common Stock will include the holding period of their Common Stock exchanged therefor, provided that such Common Stock was held as a capital asset immediately prior to the exchange.

Conclusion

     The Board of Directors has considered this Proposal and believes that the Reverse Stock Split of the Company's issued and outstanding shares of Common Stock is in the best interests of its stockholders.

     The Directors unanimously recommend that the Company's stockholders vote FOR the Reverse Stock Split.

                                   PROPOSAL II
                       APPROVAL OF 2005 STOCK OPTION PLAN

Summary of the Plan

     A summary of the Plan appears below. It does not purport to be complete and is qualified in its entirety by reference to the provisions of the Plan itself. The complete text of the Plan is attached to this Proxy Statement. Unless otherwise defined in this summary, capitalized terms used in this summary have the meanings given such terms in the Plan.

     Please note that the number of shares authorized under the Plan and the applicable share limits set forth in the Plan will not be adjusted to reflect the approval of the stock split that is being submitted for stockholder approval under this Proxy Statement at the Annual Meeting. Accordingly, all references to number of shares in this summary and the Plan are on a "post-split" basis. In the event that the Plan is approved but the stock split is not, the Committee may adjust the number of shares authorized under the Plan and the applicable share limits set forth in the Plan to reflect such non-approval.

     Purposes. The purposes of this Plan are to encourage ownership of Stock by Eligible Persons and to motivate Eligible Persons to exert their best efforts on behalf of the Company and its Affiliates, which is expected to benefit the stockholders by associating the interests of Eligible Persons with those of the Company's stockholders and by enabling the Company and its Affiliates to attract and retain personnel of the best available talent through the opportunity to share in the increased value of Stock.

     Effective Date & Term. The Stock Incentive Plan (the "Plan") was adopted by the Board of Directors on September 28, 2005, and will become effective if approved by the stockholders of the Company at the Annual Meeting. Unless terminated sooner by the Board, the Plan will terminate after ten years.

     Administration. The Plan is administered by a Committee designated by the Board and consisting of two or more directors who qualify as "non-employee directors" for purposes of Rule 16b-3 under the Exchange Act. The Committee will have broad authority in its administration of the Plan, including, but not limited to, the authority to interpret the Plan; to establish rules and regulations for the administration of the Plan; to select those eligible individuals to receive Awards; to determine the type, size, terms, conditions, limitations, and restrictions of Awards; and to take all other action it deems necessary or advisable to administer the Plan.

     Eligibility. All directors, officers, employees, consultants, advisors, agents, independent contractors or independent sales or service organizations providing services to the Company or an Affiliate are eligible to participate in the Plan. As of the record date, six current executive officers, five current non-employee directors, and approximately forty-three other officers and employees are eligible for participation in the Plan. The selection of those persons within a particular class who will receive Awards is entirely within the discretion of the Committee. The Committee has not yet determined how many persons are likely to participate in the Plan.

     Shares Available. The maximum aggregate number of shares of Stock that may be issued pursuant to this Plan is 10,000,000.

     Limitation on Grants. Generally, no person may receive Options to purchase or shares of Restricted Stock for more than 2,000,000 shares of Stock in the aggregate during any calendar year.

     Adjustments Upon Certain Corporate Events. In the event that the Company effects one or more Stock dividends, Stock splits, reverse Stock splits, subdivisions, consolidations or other similar events, then the Committee may, in such manner as it may deem equitable, appropriately adjust the number and type of shares available under the Plan, the share limitations set forth in the Plan, the number and type of shares subject to outstanding Awards and the per-share exercise price of any outstanding Option.

     Types of Awards. Awards under the Plan may be in the form of Options or Restricted Stock.

     Option. Options may be Incentive Stock Options or Nonqualified Stock Options for federal income tax purposes. Options vest and become exercisable at such times and upon such terms and conditions as determined by the Committee; provided, however, (a) an Option generally may not be exercisable after the expiration of ten years from the date that the Incentive Option was granted, and
(b) the per-share exercise price for any Option generally may not be less than 100 percent of the Fair Market Value of a Share on the day that the Option is granted.

     Restricted Stock. Restricted Stock is a grant to a Participant of shares of Stock that are subject to forfeiture or restrictions on transfer that are identified in an Agreement. A Participant who receives Restricted Stock is treated as a stockholder of the Company for all purposes, except that the rights of the Participant may be limited under the terms of an Agreement. Unless otherwise specified in an Agreement, Participants are entitled to receive dividends on and exercise voting rights with respect to shares of Restricted Stock.

     Amendment and Termination. The Board may amend or terminate this Plan at any time; provided, however, the stockholders of the Company must approve any amendment that: (a) increases the number of shares in the aggregate which may be issued pursuant to Awards granted under the Plan; (b) increases the limitation on Awards under the Plan; (c) increases the limit on the number of shares that may be issued under this Plan upon the exercise of Incentive Stock Options; (d) requires stockholder approval under the rules or regulations of the Securities and Exchange Commission, a securities exchange or self-regulatory organization on which the Company's Stock is listed or other applicable laws; or (e) permits the grant of an Option with an exercise price less than 100% of the Fair Market Value of a share of Stock on the date that the Option is granted.

Federal Tax Treatment

     The following discussion of the United States federal income tax consequences of Awards under the Plan, as proposed, is based on present federal tax laws and regulations and does not purport to be a complete description of the federal income tax laws.

     Incentive Stock Options. Pursuant to the requirements of Section 422 of the Code, only employees are eligible to receive Incentive Stock Options. If an Option is an Incentive Stock Option, no income is realized by the employee upon grant or exercise of the Incentive Stock Option, and no deduction is available to the Company at such times. If the shares of Stock purchased upon the exercise of an Incentive Stock Option are held by the employee for at least two years from the date of the grant of such Incentive Stock Option and for at least one year after exercise, any resulting gain is taxed at long-term capital gains rates. If the shares of Stock purchased pursuant to an Incentive Stock Option are disposed of before the expiration of that period, any gain on the disposition, up to the difference between the fair market value of the shares of Stock at the time of exercise and the exercise price of the Incentive Stock Option, is taxed at ordinary rates as compensation paid to the employee, and the Company is entitled to a deduction for an equivalent amount. Any amount realized by the employee in excess of the fair market value of the shares of Stock at the time of exercise is taxed at capital gains rates.

     Nonqualified Stock Options. If an Option is a Nonqualified Stock Option, no income is realized by the Participant at the time of grant of the Nonqualified Stock Option, and no deduction is available to the Company at such time. At the time of exercise, ordinary income is realized by the Participant in an amount equal to the difference between the exercise price and the fair market value of the shares of Stock on the date of exercise, and the Company receives an income tax deduction for such amount. Upon disposition, any appreciation or depreciation of the shares of Stock after the date of exercise will be treated as capital gain or loss depending on how long the shares of Stock have been held.

     Restricted Stock. Upon the grant of Restricted Stock, no income is realized by a Participant (unless the Participant timely makes an election under Section 83(b) of the Code), and the Company is not allowed a deduction at that time. When the Award vests and is no longer subject to a substantial risk of forfeiture for income tax purposes, the Participant realizes taxable ordinary income in an amount equal to the fair market value at the time of vesting of the shares of Restricted Stock which have vested (less the purchase price therefor, if any), and, subject to the limitations of Section 162(m) of the Code, the Company is entitled to a corresponding deduction at such time. If a Participant makes a timely election under Section 83(b) of the Code, then the Participant recognizes taxable ordinary income in an amount equal to the fair market value at the time of grant of the Restricted Stock (less the purchase price therefor, if any), and, subject to the limitations of Section 162(m) of the Code, the Company is entitled to a corresponding deduction at such time.

Securities Act Registration

     The Company intends to register the shares of Stock issuable and purchasable under the Plan pursuant to a Registration Statement on Form S-8 as soon as practicable, subject to the stockholders' approval of the Plan at the Annual Meeting.


New Plan Benefits

     Because the benefits conveyed under the Plan will be at the discretion of the Committee, it is not possible to determine what benefits Participants will receive under the Plan. If the Plan had been in effect in 2005, the stock options and restricted awards received in 2005 by the named executive officers, all current executive officers as a group, all current directors who are not executive officers as a group, and all employees who are not executive officers would have been the same as the stock option and restricted stock awards actually received by such persons for 2004 under the, Company's 2001-02 Non-Statutory Equity Incentive Plan, as set forth in the following table:

Equity Compensation Plan Information

     A of September 29, 2005, six current executive officers, five current non-employee directors, and approximately forty-five other officers, employees and consultants are eligible for participation in the Plan.

     The following table summarizes, as of the record date, the number of shares subject to currently outstanding options, their weighted average exercise price, and the number of shares available for future grants under the Plan, before taking into account the additional number of shares that would be authorized for issuance if this proposal is approved:


                           Number of                                            Number of
                        securities to be                                        securities
                          issued upon             Weighted-average           remaining available
                          exercise of             exercise price of        for future issuance under
Plan Category          outstanding options       outstanding options       equity compensation plans

2001 Equity compensation
plan                        5,677,235                  $1.04                    2,322,765

2005 Equity compensation
plan to be approved
by shareholders at
this meeting                        0



Stock Price

     The closing price of a share of Stock reported on The Nasdaq Stock Market on September 29, 2005, was $0.95 per share.

                                  PROPOSAL III
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Audit Committee of the Board of Directors has appointed Drakeford & Drakeford, LLC as the Company's independent auditors for the fiscal year ending December 31, 2005. Although the selection of independent auditors does not require ratification, the Board of Directors has directed that the appointment of Drakeford & Drakeford, LLC be submitted to stockholders for ratification due to the significance of their appointment to the Company. If stockholders do not ratify the appointment of Drakeford & Drakeford, LLC as the Company's independent auditors, the Audit Committee of the Board of Directors will consider the appointment of other certified public accountants. A representative of Drakeford & Drakeford, LLC will be present at the Meeting, will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire. The approval of the proposal to ratify the appointment of Drakeford & Drakeford, LLC requires the affirmative vote of a majority of the votes cast by all stockholders represented and entitled to vote thereon.

     Aggregate  fees  for  professional  services  rendered  to the  Company  by
Drakeford &  Drakeford,  LLC for the years ended  December 31, 2004 and December
31, 2003, were:
                                                                                            2004           2003
Audit................................................................................       $ 41,400       $ 41,800
Audit Related........................................................................              0              0
Tax..................................................................................              0          3,500
Other................................................................................             --             --
   Total.............................................................................       $ 41,400       $45,300

Audit Fees

     Audit fees for 2004 and 2003 were for professional services rendered for the audits of the consolidated financial statements of the Company, statutory and subsidiary audits, timely reviews of quarterly financial statements, consents and assistance with review of documents filed with the Securities Exchange Commission.

Tax Fees

     Tax fees for 2004 and 2003 were for services related to tax compliance ($0 for the fiscal year ended December 31, 2004 and $ 3,500 for the fiscal year ended December 31, 2003 and), including the preparation of tax returns.

All Other Fees

     There were no other fees paid to Drakeford & Drakeford, LLC for the fiscal years ended December 31, 2004 and December 31, 2003.

     The Audit Committee reviews audit and non-audit services performed by Drakeford & Drakeford, LLC as well as the fees charged by Drakeford & Drakeford, LLC for such services. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditor's independence.

Pre-approval Policies and Procedures

     All audit and non-audit services to be performed by the Company's independent accountant must be approved in advance by the Audit Committee. Consistent with applicable law, limited amounts of services, other than audit, review or attest services, may be approved by one or more members of the Audit Committee pursuant to authority delegated by the Audit Committee, provided each such approved service is reported to the full Audit Committee at its next meeting.

     All of the engagements and fees for the Company's fiscal year ended December 31, 2004 were approved by the Audit Committee. In connection with the audit of the Company's Financial Statements for the Fiscal Years ended December 31, 2004 and December 31, 2003, Drakeford & Drakeford, LLC only used full-time, permanent employees.

     The Audit Committee of the Board of Directors considered whether the provision of non-audit services by Drakeford & Drakeford, LLC was compatible with its ability to maintain independence from an audit standpoint and concluded that Drakeford & Drakeford, LLC's independence was not compromised.

Recommendation of the Board of Directors

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DRAKEFORD & DRAKEFORD, LLC AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Pursuant to the NMSI Acquisition Agreement, dated August 26th, 2002, whereby we purchased our NMSI subsidiary, we agreed that during the initial 36-month period of the agreement (August 26, 2005), we would offer to repurchase the Preferred Shares from Kevin and Nancy Weller for $2,500,000. In the event we failed to do this, the merchant portfolio would revert back to the Wellers. On February 27, 2004, we complied with this provision and repurchased 2,000 Preferred Shares for $1,000,000 and the Wellers exercised their option to convert 3,000 shares into 3,000,000 shares. As a result of this transaction, the NMSI merchant portfolio cannot revert back to the Wellers.

     As part of the NMSI Acquisition Agreement, the Wellers are afforded the opportunity to borrow an aggregate amount of $200,000 from our company. On November 18, 2003, Kevin Weller borrowed $85,000 from our company pursuant to a promissory note with a term of eighteen months bearing interest at the rate of 4%. This note was paid in full on March 10, 2004.

     We lease our Brasher Falls, NY offices from Kevin Weller, our director and president of our subsidiary NMSI, and Nancy Weller, vice president of our subsidiary NMSI. This lease, effective September 1, 2002, has a term of 1 year and automatically renews unless canceled due to just cause. The lease provides for monthly rental payments of $1,000, with the ability to raise the monthly rental upon thirty days written notice based on the state of the economy.

     On March 8th, 2002, Jack Rubinstein, our Chairman of the Board, loaned our company $100,000 for working capital purposes. The promissory note evidencing this transaction has a term of one year and bears simple interest at the rate of 8%. The principal and interest of the note is convertible into common stock of Pipeline at $0.35 per share. Upon conversion, Mr. Rubinstein shall receive warrants equal to 100% of the number of shares converted with minimum warrant issuance of 100,000 shares. On March 8, 2003, the note was renegotiated and the term was extended to March 8, 2005. On December 31, 2004 the note plus accrued interest of $22,088.95 was converted to 348,825 shares of our common stock and the expiration date of the warrants was extended to March 8, 2006.

     Our shareholder Chasm Holdings is 50% owned by Catherine Brannon, who is the sister of MacAllister Smith, our chief executive officer. The other 50% owner is Barbara Klein, who is the sister of Philip Chait, our secretary. MacAllister Smith is the president of Chasm Holdings.

     As  of  December  31,  2004,  our  company  had  issued  $1,117,423  in  8%
convertible  notes.  Of that amount,  $739,204 is outstanding as of December 31,
2004. Related parties who purchased our notes are as follows:

Date               Name                                     Amount
                   Chasm                                    26,120
3.31.03            Holdings

                   Lane                                     50,000
6.26.03            Gordon

5.6.03             Chasm                                     2,000
                   Holdings

8.8.03             Tracy                                    46,873**
                   Bertolino

                   Chasm                                    15,000
9.25.03            Holdings

10.27.03           Chasm                                     8,950
                   Holdings

10.31.03           Lane                                     50,000
                   Gordon

11.13.03           Lane                                     50,000
                   Gordon

12.18.03           Tracy                                     1,400
                   Bertolino

1.8.04             Chasm                                    10,000
                   Holdings

                   Chasm                                     4,000
1.14.04            Holdings

1.27.04            Barbara                                   5,000
                   Klein

                   Barbara                                  10,000
1.28.04            Klein

2.27.04            Lane                                     50,400
                   Gordon


o    Note and accrued  interest  converted into Pipeline Data stock during March
     2005.

**   Note and accrued interest converted into Pipeline Data stock on 8/8/2003.

                             AUDIT COMMITTEE REPORT

     As of September 28, 2005, the Company has formed an Audit Committee composed of Hal Denton and Larry Goldstein, both of whom are "independent directors" (as "independent director" is defined pursuant to the American Stock Exchange rules and the Sarbanes-Oxley Act). The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee are intended to be in accordance with applicable requirements for corporate audit committees.

     The Company's independent auditors are responsible for auditing the financial statements. The activities of the Committee are in no way designed to supersede or alter those traditional responsibilities. The Audit Committee serves a broad-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Audit Committee's members in business, financial and accounting matters. The Committee's role does not provide any special assurances with regard to the Company's financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

     As the Audit Committee is only newly established, in connection with the audit of Company's financial statements for the year ended December 31, 2004, the Board of Directors met with representatives from Drakeford & Drakeford, LLC, the Company's independent auditors. The Board of Directors reviewed and discussed with Drakeford & Drakeford, LLC, the Company's financial management and financial structure, as well as the matters relating to the audit required to be discussed by Statements on Auditing Standards 61 and 90.

     The Board of Directors received from Drakeford & Drakeford, LLC the written disclosures and the letter regarding Drakeford & Drakeford, LLC's independence required by Independence Standards Board of Standard No. 1.

     In addition, the Board of Directors reviewed and discussed with the Company's management the Company's audited financial statements relating to fiscal year ended December 28, 2004 and has discussed with Drakeford & Drakeford, LLC the independence of Drakeford & Drakeford, LLC.

     Based upon review and discussions described above, the Board of Directors resolved that the Company's financial statements audited by Drakeford & Drakeford, LLC be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

                                    Jack Rubinstein, Chairman
                                    MacAllister Smith
                                    Kevin Weller

              STOCKHOLDER PROPOSALS AND NOMINATING COMMITTEE REPORT

     In order to be considered for inclusion in the proxy materials to be distributed in connection with the next Annual Meeting of Stockholders of the Company, stockholder proposals for such meeting must be submitted to the Company no later than June 30, 2006.

     On May 21, 1998 the Securities Exchange Commission adopted an amendment to Rule 14a-4, as promulgated under the Securities and Exchange Act of 1934, as amended. The amendment to Rule 14a-4(c)(1) governs the Company's use of its discretionary proxy voting authority with respect to a stockholder proposal which is not addressed in the Company's proxy statement. The amendment provides that if the Company does not receive notice of the proposal at least 45 days prior to the first anniversary of the date of mailing of the prior year's proxy statement, then the Company will be permitted to use its discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement.

     With respect to the Company's 2006 Annual Meeting of Stockholders, if the Company is not provided notice of a stockholder proposal, which has not been timely submitted, for inclusion in the Company's proxy statement by August 30, 2006 the Company will be permitted to use its discretionary voting authority as outlined above.

     As of September 28, 2005, the Company has formed a Nominating and Corporate Governance Committee composed of John Reeder and Michael Greenburg. The Nominating and Corporate Governance Committee identifies prospective candidates to serve as directors by reviewing candidates credentials and qualifications, and interviewing prospective candidates before submitting their respective names to the Board. Each member of the Nominating and Corporate Governance Committee meets the criteria for being "independent" set forth under the listing standards of the American Stock Exchange.

     The Nominating and Corporate Governance Committee considers recommendations for director nominees from a wide variety of sources, including members of the Company's Board, business contacts, community leaders, other third-party sources and members of management. The Nominating and Corporate Governance Committee also considers shareholder recommendations for director nominees that are properly received in accordance with the Company's By-laws and applicable rules and regulations of the Securities and Exchange Commission.

     The Board believes that all of its directors should have the highest personal integrity and have a record of exceptional ability and judgment. The Board also believes that its directors should ideally reflect a mix of experience and other qualifications. There is no firm requirement of minimum qualifications or skills that candidates must possess. The Nominating and Corporate Governance Committee evaluates director candidates based on a number of qualifications, including their independence, judgment, leadership ability, expertise in the industry, experience developing and analyzing business strategies, financial literacy, risk management skills, and, for incumbent directors, his or her past performance.

     The Nominating and Corporate Governance Committee initially evaluates a prospective nominee on the basis of his or her resume and other background information that has been made available to the Committee. A member of the Nominating and Corporate Governance Committee will contact for further review and interview those candidates who the Committee believes are qualified, who may fulfill a specific Board need and who would otherwise best make a contribution to the Board. If, after further discussions with the candidate, and other review and consideration as necessary, the Nominating and Corporate Governance Committee believes that it has identified a qualified candidate, it will consider making a recommendation to the Board.

     Procedures for Contacting Directors

     The Board of Directors has established a process for stockholders to send communications to the Board. Stockholders may communicate with the Board generally or a specific director at any time by writing to: Phillip Chait, Secretary, Pipeline Data Inc, 1515 Hancock Street, Suite 301, Hancock Plaza, Quincy, Massachusetts 02169. The Secretary reviews all messages received, and forwards any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to the Board. Communications are sent as soon as practicable to the director to whom they are addressed, or if addressed to the Board generally, to the Chairman of the Nominating and Corporate Governance Committee. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest are not forwarded to the Board. The Secretary has the right, but not the obligation, to forward such other communications to appropriate channels within the Company.

                               PROXY SOLICITATION

     The cost of soliciting proxies will be borne by the Company. The transfer agent and registrar for the Company's Common Stock, American Stock Transfer & Trust Company, N.A., as a part of its regular services and for no additional compensation other than reimbursement for out-of-pocket expenses, has been engaged to assist in the proxy solicitation. Proxies may be solicited through the mail and through telephonic or telegraphic communications to, or by meetings with, stockholders or their representatives by directors, officers, and other employees of the Company who will receive no additional compensation therefor.

     The Company requests persons such as brokers, nominees, and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy, and the Company will reimburse such persons for their reasonable expenses.

                                  ANNUAL REPORT

     All stockholders of record as of September 29, 2005 have been sent, or are concurrently herewith being sent, a copy of the Company's Annual Report for the fiscal year ended December 31, 2004. Such report contains certified consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2004.

                            By Order of the Company,


                                                     /s/ Philip Chait
                                                     PHILIP CHAIT
                                                     Secretary

Dated:  Quincy, Massachusetts
October ___, 2005

     The Company will furnish, without charge, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (without exhibits) as filed with the Securities and Exchange Commission to stockholders of record on the Record Date who make written request therefor to Philip Chait, Secretary, Pipeline Data Inc, 1515 Hancock Street, Suite 301, Hancock Plaza, Quincy, Massachusetts 02169.

471019-3
                                  PIPELINE DATA

                ANNUAL MEETING OF STOCKHOLDERS - NOVEMBER 3, 2005

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Pipeline Data, Inc. a Delaware Corporation (the "Company"), hereby appoints MacAllister Smith and Philip Chait with full power of substitution and to each substitute appointed pursuant to such power, as proxy or proxies, to cast all votes as designated hereon, which the undersigned stockholder is entitled to cast at the Annual Meeting of the Stockholders (the "Annual Meeting") of Pipeline Data, Inc. to be held at 12:00 noon., local time on November 3, 2005 at the Company's corporate offices located at 1515 Hancock Street, Suite 301, Hancock Plaza, Quincy, Massachusetts 02169, and at any and all adjournments and postponements thereof, with all powers which the undersigned would possess if personally present (i) as designated below with respect to the matters set forth below and described in the accompanying Notice and Proxy Statement, and (ii) in their discretion with respect to any other business that may properly come before the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore given by the undersigned to others for such Annual Meeting.

     This proxy when properly executed and returned will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted (1) FOR the election of all nominees listed in Proposal 1; (2) For the Reverse Stock Split; (3) For the approval of the Company's 2005 Stock Option; (4)FOR the ratification of Drakeford & Drakeford, LLC as the Company's independent auditors; and (5) in accordance with the discretion of the proxies or proxy with respect to any other business transacted at the Annual Meeting.

         THE BOARD RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 and 4.

     1. Election of nominees named below to the Board of Directors of the Company.

|_|  FOR all nominees listed below (except as marked to the contrary below).

|_|  WITHHOLD AUTHORITY to vote for all nominees listed below.

     Nominees: Jack Rubinstein, MacAllister Smith, Kevin Weller, John Reeder, Harold Denton, Larry Goldstein and Michael M. Greenburg.]

     INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.


     2.   To approve an eight FOR one reverse stock split.

                                 FOR |_|        AGAINST |_|         ABSTAIN |_|


     3.   To approve the Company's 2005 Stock Option Plan.

                                 FOR |_|        AGAINST |_|         ABSTAIN |_|


     4. To ratify the appointment of Drakeford & Drakeford, LLC as the Company's independent auditors for the fiscal year ending December 31, 2005.

                                 FOR |_|        AGAINST |_|         ABSTAIN |_|


     This proxy may be revoked prior to the time it is voted by delivering to the Secretary of the Company either a written revocation or a proxy bearing a later date or by appearing at the Annual Meeting and voting in person.

DATED:  ___________________, 2005
   ________________________, (L.S.)


                                   (Signature)


                                                                        , (L.S.)
--------------------------------------------------------------------------------
                                   (Signature)

     Your signature should appear the same as your name appears hereon. In signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if mailed in the United States.

                               PLEASE ACT PROMPTLY



            PLEASE SIGN AND DATE THE REVERSE SIDE OF THIS PROXY CARD
                  AND RETURN IT IN THE ENCLOSED ENVELOPE TODAY